As filed with the Securities and Exchange Commission on September 21, 2006

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

Capital Lease Funding, Inc.
(Exact name of Registrant as specified in its Charter)

Maryland	52-2414533
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1065 Avenue of the Americas
New York, New York 10018
(212) 217-6300
(Address of principal executive office, including zip code)
Capital Lease Funding, Inc.
Amended and Restated 2004 Stock Incentive Plan
(Full title of the Plan)
______________________
Paul C. Hughes
General Counsel
Capital Lease Funding, Inc.
1065 Avenue of the Americas
New York, New York 10018
(212) 217-6300
(Name, address, including zip code, and telephone number including area code, of agent for service)
______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,348,000 shares	$11.225	$15,131,300	$1,619.05

(1)
Pursuant to Rule 416(a) of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on September 19, 2006.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Capital Lease Funding, Inc., a Maryland corporation (the “Company”), relating to an additional 1,348,000 shares of the Company’s common stock, par value $0.01 per share, to be issued under the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”). The Company previously filed a Form S-8 (File No. 333-113852) registering 975,000 shares of common stock under the Plan on March 23, 2004.

As discussed more fully in the Company’s definitive proxy materials for its 2006 Annual Meeting of Stockholders, 1,250,000 of the 1,348,000 shares of common stock registered on this Form S-8 have been added to the reserve of shares available for issuance under the Plan pursuant to certain amendments to the Plan. These Plan amendments were approved by the Company’s stockholders on June 14, 2006.

In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-113852, are incorporated herein by reference and the information required by Part II is omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 21, 2006.

CAPITAL LEASE FUNDING, INC.
(Registrant)

By:	/s/ Paul H. McDowell
Paul H. McDowell
Chief Executive Officer

Signature	Title	Date

/s/ LEWIS S. RANIERI Lewis S. Ranieri	Chairman of the Board of Directors	September 21, 2006

/s/ PAUL H. MCDOWELL Paul H. McDowell	Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2006

/s/ WILLIAM R. POLLERT William R. Pollert	President and Director	September 21, 2006

/s/ SHAWN P. SEALE Shawn P. Seale	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 21, 2006

/s/ MICHAEL E. GAGLIARDI Michael E. Gagliardi	Director	September 21, 2006

/s/ STANLEY KREITMAN Stanley Kreitman	Director	September 21, 2006

/s/ JEFFREY F. ROGATZ Jeffrey F. Rogatz	Director	September 21, 2006

/s/ HOWARD A. SILVER Howard A. Silver	Director	September 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1
Company’s Articles of Amendment and Restatement (incorporated by reference from Exhibit 3.1 of the Company’s Amendment No. 4 to the Registration Statement on Form S-11 (Registration No. 333-110644) (filed March 8, 2004)).

4.2
Articles Supplementary Establishing the Rights and Preferences of the 8.125% Series A Cumulative Redeemable Preferred Stock (incorporated by reference from Exhibit 3.2 of the Company’s Registration Statement on Form 8-A (filed October 17, 2005)).

4.3
Company’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 of the Company’s Amendment No. 4 to the Registration Statement on Form S-11 (Registration No. 333-110644) (filed March 8, 2004)).

4.4	Capital Lease Funding, Inc. Amended and Restated 2004 Stock Incentive Plan (incorporated by reference from Annex A of the Company’s Definitive Proxy Statement (filed April 17, 2006)).
5.1	Opinion of Venable LLP as to the legality of the securities being registered (filed herewith).
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP (filed herewith).
23.3	Consent of McGladrey & Pullen LLP (filed herewith).